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                                                                   EXHIBIT 21.01


                                SUBSIDIARIES OF THE REGISTRANT

Subsidiary and Name under which
Subsidiary Does Business                    Jurisdiction of Incorporation
------------------------                    -----------------------------
Versant GmbH (Europe)                       Germany
Versant SARL                                France
Versant Ltd.                                United Kingdom
Versant Pty Ltd.                            Australia
Soft Mountain S.A.                          France
Versant India                               India